EXHIBIT 10.1

Empire North Dakota LLC

2200 South Utica Place, Suite 150

Tulsa, Oklahoma 74114

October 31, 2023

Phil Mulacek

25025 Interstate 45, STE 420

The Woodlands, Texas 77380

Energy Evolution Master Fund, Ltd.

c/o E2 Investment Advisors LLC

25025 Interstate 45, STE 420

The Woodlands, Texas 77380

Re:	Amendment of Maturity Dates

Ladies and Gentlemen:

Reference is made to (a) that certain Promissory Note due October 31, 2023, in the original aggregate principal amount of $5,000,000 (the “Mulacek Note”) issued by Empire North Dakota LLC (the “Company”) to Phil Mulacek (“Mulacek”) and (b) that certain Promissory Note due October 31, 2023, in the original aggregate principal amount of $5,000,000 (the “EEF Note” and, collectively with the Mulacek Note, the “Bridge Notes”) issued by the Company to Energy Evolution Master Fund, Ltd., a Cayman Islands exempted company (“EEF” and, collectively with Mulacek, the “Investors”), both of which Bridge Notes have been guaranteed by Empire Petroleum Corporation (the “Parent”) pursuant to two commercial guaranty agreements (the “Parent Guarantees”). Capitalized terms used herein and not otherwise defined have the meaning specified in the Bridge Notes.

1.                Background. The Company desires to amend the Bridge Notes to change the Maturity Date from October 31, 2023, to November 9, 2023.

2.                Limited Amendment. Subject to the terms and conditions set forth herein, the Company and the Investors hereby agree to amend the Notes to change the Maturity Date to November 9, 2023.

3.                Fees and Expenses. In consideration of the amendment contained herein and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are acknowledged and stipulated by the Company, the Company also further agrees, acknowledges, and stipulates that the Company will pay or reimburse all reasonable fees and expenses, including the Investors’ reasonable attorney’s fees and expenses, in connection with the negotiation and preparation of this letter amendment.

4.                Representations/Warranties/Covenants. The remaining terms, provisions, conditions, and limitations of the Bridge Notes continue in full force and effect for all purposes, all of which are hereby ratified and confirmed by the Company. The Company represents to the Investors that, as of the date hereof, no default exists under the Bridge Notes.

5.                Waiver/Release. In consideration of the amendments herein contained, the Company hereby waives and releases the Investors from any and all claims, counterclaims, defenses, and setoffs, known or unknown, as of the effective date of this letter amendment with respect to the Bridge Notes and the transactions contemplated thereby.

6.                Counterparts. This letter amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

7.                Governing Law. This letter amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

8.                Ratification. The Company and the Parent hereby acknowledge the terms of this letter amendment and ratify and affirm its obligations under and continuing liability under each of the Bridge Notes, the Parent Guarantees and other related agreements to which it is a party and agree that each such document to which it is a party remains in full force and effect for all purposes to the fullest extent permitted by applicable law.

9.                Reservation of Rights. The Investors expressly retain and reserve any and all rights and remedies available thereto at law or in equity and pursuant to the Bridge Notes, the Parent Guarantees and related agreements to which it is a party, all of which shall remain in full force and effect.

Please indicate your agreement with each of the foregoing terms and provisions set forth above and your concurrence with the scope and limitations of the foregoing limited consent, where indicated below.

Best regards,

Empire North Dakota LLC

By: /s/ Michael R. Morrisett

Name: Michael R. Morrisett

Title: President and CEO

Empire PETROLEUM CORPORATION

By: /s/ Michael R. Morrisett

Name: Michael R. Morrisett

Title: President and CEO

Acknowledged and agreed by the Investors as of the date of this letter amendment:

/s/ Phil Mulacek

Phil Mulacek

Energy Evolution Master Fund, Ltd.

By:   E2 Investment Advisors LLC,

         Investment Manager

By: /s/ Sterling Mulacek

       Sterling Mulacek